EXHIBIT 99.1

NEWS FOR RELEASE: IMMEDIATE                              CONTACT:  Lee Brown
                                                         719-481-7213
                                                         lbrown@ramtron.com

                   RAMTRON APPOINTS TWO SEMICONDUCTOR
                  INDUSTRY VETERANS AS NEW BOARD MEMBERS

Colorado Springs, CO - August 18, 2005. Ramtron International Corporation (Nasdaq: RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (FRAM) products, today announced the appointment of Dr. William George and Jack L. Saltich to its board of directors. The addition of these new seats brings the Ramtron board to a total of eight directors.

"As we continue to focus intently on the growth of Ramtron's semiconductor business, we expect to benefit from the multi-dimensional experience that Dr. George and Mr. Saltich bring to our board," said Ramtron CEO Bill Staunton. "Being able to attract such highly experienced talent is both a privilege and a testament to our current strength and future prospects."

Dr. William George
------------------

William George, a 30-year veteran of the semiconductor industry, currently directs worldwide manufacturing operations and order fulfillment for ON Semiconductor (Nasdaq: ONNN), which spun off from Motorola, Inc. (NYSE: MOT) in 1999. As senior vice president of Operations at ON, Dr. George oversees technology deployment, manufacturing, quality and reliability, purchasing, and order fulfillment operations at the company's facilities in the U.S., China, the Czech Republic, Slovakia, Japan, the Philippines, and Malaysia. Prior to ON Semiconductor, Dr. George served as corporate vice president and director of Manufacturing for Motorola's Semiconductor Components Group. In that role, he led the group's worldwide manufacturing operations, including fabrication and final manufacturing plants in Asia, Europe and the Americas.

At Motorola, Dr. George progressed through a number of assignments in research and development, manufacturing and business management. These assignments included executive vice president and chief operating officer of Sematech, managing wafer fabrication for the Communication, Power and Signal Technologies Group, and corporate vice president and director of Manufacturing for the Semiconductor Products Sector, directing investments and strategy for Motorola's worldwide semiconductor manufacturing operations.

Dr. George received a B.S. degree in Metallurgical Engineering from the University of Oklahoma and a Ph.D. in Materials Science from Purdue University.

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Jack L. Saltich
---------------

Mr. Saltich has served as president and chief executive officer of Three-Five Systems, Inc. (OTCBB: TFSI), a global provider of electronics manufacturing services since 1999. He is also chairman of Brillian Corporation (Nasdaq:
BRLC), a company specializing in liquid crystal on silicon (LCOS) displays for the HDTV market, and a director of Immersion Corporation (Nasdaq: IMMR), which specializes in the deployment of haptics technology and privately held Vitex Systems, Inc., which targets the organic light-emitting diode (OLED) and flexible display markets.

Before joining Three-Five Systems, Mr. Saltich was vice president and general manager of the European Electronics Center of Advanced Micro Devices, Inc.
(AMD) (NYSE: AMD) in Dresden, Germany. Previously, he established AMD's first 200mm-wafer manufacturing facility in Austin, Texas. Mr. Saltich also served as executive vice president of Applied Micro Circuits Corporation (Nasdaq: AMCC), where he led the company's semiconductor manufacturing and development groups. Prior to Applied Micro Circuits, he was vice president at VLSI Technology, Inc. (since acquired by Philips Electronics), responsible for memory products, new technology development, and technical interface and technology transfer with alliance partners, as well as a wafer manufacturing facility. Earlier, Mr. Saltich was with Motorola, where he held a number of engineering and operations management positions, including vice president and director of the company's Advanced CMOS Product R&D Laboratory.

Mr. Saltich received both B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

About Ramtron
-------------

Ramtron International Corporation (Nasdaq: RMTR) is the leading supplier of nonvolatile ferroelectric semiconductors, including serial and parallel ferroelectric random access memory (FRAM) devices and Processor Companion devices that integrate a variety of commonly needed discrete analog and mixed-signal functions for processor-based systems. For more information, visit www.ramtron.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are "forward-looking statements" involving risks and uncertainties, including but not limited to: the effect of global economic conditions, shifts in supply and demand, market acceptance, the impact of competitive products and pricing, product development, commercialization and technological difficulties, and capacity and supply constraints. Please refer to Ramtron's Securities and Exchange Commission filings for a discussion of such risks.

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